UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                November 26, 2002



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                             74-2584033
(Commission File Number)               (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788

Item 5.OTHER EVENTS

See attached Press Release



The following exhibits are filed as part of this report:

NUMBER                                             DOCUMENT

99.1                                  Press release dated November 26, 2002




                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                     By: ___________________________________
                         Chris Williford
                         Executive Vice President, Chief Financial
                         Officer and Treasurer


Dated:    November 26,  2002

                                                                 Exhibit 99.1

                                  NEWS RELEASE


ABRAXAS TO SELL CANADIAN ASSETS WITH PROCEEDS TO REDUCE DEBT

SAN ANTONIO, TX (November 26, 2002) - Abraxas Petroleum Corporation (AMEX:ABP) today announced that it and its wholly-owned Canadian subsidiaries, Canadian Abraxas Petroleum Limited and Grey Wolf Exploration Inc., have entered into a Purchase and Sale Agreement with a Canadian royalty trust to sell certain reserves and associated gas processing plants in western Canada for approximately $138 million, subject to closing adjustments. Closing is expected in 30-60 days with net proceeds to be used to reduce the Company's debt.

This transaction represents approximately 60 Bcfe of net proved reserves and current production of 4,500 Boepd which equates to a purchase price of $2.30 per Mcfe and over $30,000 per Boepd. Additionally, it represents a 7.0x multiple of EBITDA based on annualizing actual results for the first nine months of 2002. Abraxas will retain some production and most of its undeveloped acreage in Canada, including all of its interests in the Ladyfern area. Subsequent to the sale, portions of this undeveloped acreage may be developed with the buyer under a proposed farmout arrangement.

CEO Bob Watson commented, "This monetization of a portion of our Canadian assets, on attractive terms, will allow Abraxas to continue progress on the previously stated goal of reducing our debt and improving our balance sheet. Our ability to realize this kind of value in the sale is clearly indicative of the quality assets Abraxas has been able to accumulate. We are continuing to explore various alternatives to reduce our debt including further asset sales, negotiating the restructuring and/or refinancing of existing debt, exchanging debt for equity, issuing additional debt or equity securities or otherwise raising additional funds."

CIBC World Markets and BMO Nesbitt Burns acted as co-lead financial advisors to the Company in connection with this transaction.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada. Please visit www.abraxaspetroleum.com for the most current and updated information. The web site is updated daily to comply with the SEC Regulation FD (Fair Disclosure).

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com